EXHIBIT 23.2


                               [ZELLER WEISS & KAHN LETTERHEAD]


The Board of Directors
Compost America Holding Company, Inc.
320 Grand Avenue
Englewood, New Jersey 07631




We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




ZELLER WEISS & KAHN

/s/
Mountainside, New Jersey
September 19, 1996